Exhibit 10.29
February 28, 2022
PNC BANK, NATIONAL ASSOCIATION,
as Agent for and on behalf of the
Lenders as referred to below
2100 Ross Avenue, Suite 1850
Dallas, Texas 75201
Attention: Relationship Manager -Mammoth Energy

Re:    Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement
Ladies and Gentlemen:
PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the Lenders from time to time party to the Credit Agreement referred to below (PNC, in such capacity, together with its successors and assigns in such capacity, the “Agent”) for the Lenders from time to time party to the Credit Agreement referred to below, the Lenders party thereto, MAMMOTH ENERGY SERVICES, INC., a corporation organized under the laws of the State of Delaware (formerly Mammoth Energy Services Inc.) (“Mammoth”), as a Borrower, and together with the other Borrowers party to the Credit Agreement referred to below, have previously entered into financing arrangements pursuant to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of October 19, 2018, by and among Borrowers, Agent, and Lenders (as previously amended by the First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated November 5, 2019, the Second Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of February 26, 2020, the Third Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 3, 2021, as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”), and the Other Documents referred to therein or at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Credit Agreement, unless otherwise defined herein.
Borrowers have requested that Agent and Lenders (a) amend certain financial covenants in the Credit Agreement and eliminate the Leverage Ratio financial covenant, and (b) provide for certain other amendments to the Credit Agreement; and Agent and Lenders are willing to agree to the foregoing, on and subject to the terms and conditions set forth in this letter agreement Re: Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement (this “Fourth Amendment”).
In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Acknowledgment of Obligations, Security Interests and Financing Agreements.
(a)Acknowledgment of Obligations. Borrowers hereby acknowledge, confirm and agree that, as of the date hereof, Borrowers are unconditionally indebted to Agent and Lenders as of the close of business on February 25, 2022, in respect of the Advances in the aggregate principal amount of $83,536,804.68 and outstanding Letters of Credit in the Undrawn Amount of $8,538,184.50, together with interest accrued and accruing on the Advances, and all fees, costs, expenses and other sums and charges payable by Borrowers to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, all of which are unconditionally owing by Borrowers to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.
(b)Acknowledgment of Security Interests. Borrowers hereby acknowledge, confirm and agree that Agent and Lenders have, and shall continue to have, valid, enforceable and perfected security interests in and Liens upon the Collateral heretofore granted by Borrowers to Agent, for the benefit of Lenders and the other Secured Parties, pursuant to the Credit Agreement and the Other Documents or otherwise granted to or held by Agent.
(c)Binding Effect of Credit Agreement and Other Documents. Borrowers hereby acknowledge, confirm and agree that: (i) each of the Credit Agreement and the Other Documents to which Borrowers are a party has been duly executed and delivered to Agent and Lenders by Borrowers, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrowers contained in the Credit Agreement and such Other Documents to which they are a party and in this Fourth Amendment constitute the legal, valid and binding Obligations of Borrowers, enforceable against them in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Borrowers have no valid defense to the enforcement of such Obligations, and (iii) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Credit Agreement and the Other Documents and pursuant to applicable law, but subject to the terms and conditions of this Fourth Amendment.
2.Amendments to Loan Agreement and Certain Additional Covenants.
(a)Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Credit Agreement and the Other Documents are hereby amended to include, in addition and not in limitation, the following definitions:
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Disposition” shall have the meaning set forth in the definition of Eligible Equipment Sublimit.
“Disposed Equipment” shall have the meaning set forth in the definition of Eligible Equipment Sublimit.
“Disposed Equipment Proceeds Carveout” shall have the meaning set forth in the definition of Eligible Equipment Sublimit.
“Fourth Amendment” shall mean the letter agreement Re: Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of Fourth Amendment Effective Date, by and among Agent, Lenders, and Borrowers.
“Fourth Amendment Effective Date” shall mean the date of the Fourth Amendment.

“Fourth Amendment Fee Letter” shall mean the Fee Letter, dated as of February 28, 2022, executed among Borrowers, PNC Capital Markets LLC and PNC.
“MasTec” shall mean, collectively, MasTec Renewables Puerto Rico, LLC and MasTec, Inc.
“MasTec Settlement Agreement” shall mean the Settlement Agreement, dated August 2, 2021, executed among Cobra Acquisitions, LLC, Mammoth and MasTec.
“MasTec Settlement Payment” shall mean the two installment payments to be paid by Cobra Acquisitions, LLC to MasTec pursuant to the MasTec Settlement Agreement in the amount of $9,250,000 each on August 1, 2022 and December 1, 2022, respectively, together with interest that is payable with respect to each such installment payment at the rate set forth in the MasTec Settlement Agreement.
“PREPA” shall mean Puerto Rico Electric Power Authority.
“PREPA Claim” shall mean the claims of Cobra Acquisitions LLC asserted in PREPA’s adjustment of debts proceeding filed pursuant to Title III of the Puerto Rico Oversight, Management, and Economic Stability Act in the United States District Court for the District of Puerto Rico.
“PREPA Claim Proceeds” shall mean any and all cash payments that are at any time received by the Loan Parties on account of the PREPA Claim.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(b)Applicable Margin. The definition of “Applicable Margin” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Margin” shall mean (a) four percent (4.00%) for all Revolving Advances and Swing Loans at all times solely during the period from and after the Fourth Amendment Effective Date through and including the last day of the first fiscal quarter following the Fourth Amendment Effective Date for which Borrowers have a Fixed Charge Coverage Ratio of at least 1.10:1.00 for the four (4) fiscal quarter period then ending (the “Applicable Margin Reduction Event”, and (b) three and one-half percent (3.50%) for all Revolving Advances and Swing Loans from and after the occurrence of the Applicable Margin Reduction Event.
(c)The definition of “Bail-In Legislation” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
(d)Unavailability of LIBOR Rate Loans. Notwithstanding anything to the contrary set forth in Section 2.2 of the Credit Agreement or in any other Section, definition or provision of the Credit Agreement or any Other Document, at all times from and after the Fourth Amendment Effective Date, (i) Borrowers shall have no right to request or receive LIBOR Rate Loans for any Advance or to convert any existing Domestic Rate Loans to LIBOR Rate Loans, (ii) Agent and Lenders shall have no obligation whatsoever to provide LIBOR Rate Loans for any Advance or to convert any existing Domestic Rate Loans to LIBOR Rate Loans, (iii) all LIBOR Rate Loans that are outstanding on the Fourth Amendment Effective Date shall automatically convert to and shall constitute Domestic Rate Loans as of the expiration of each currently existing Interest Period with respect to each of such outstanding LIBOR Rate Loans, and (iv) all Advances made (or deemed made) by Agent and Lenders to Borrowers at any time from and after the Fourth Amendment Effective Date shall constitute Domestic Rate Loans.
(e)Commitment Amount. The definition of “Commitment Amount” in Section 1.2 of the Credit Agreement is hereby amended by amending and restating clause (ii) thereof in its entirety as follows:
“(ii) as to any Lender that is a New Lender, the Commitment Amount provided for in the joinder signed by such New Lender under Section 2.24(a)(ix) in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, upon any decrease thereof pursuant to Section 2.25 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.”

(f)Fixed Charge Coverage Ratio. The definition of “Fixed Charge Coverage Ratio” in Section 1.2 of the Credit Agreement is hereby amended by (i) deleting the phrase “for the four fiscal quarter period then ending” set forth on the second line of such definition and replacing it with “for any applicable period”, and (ii) adding the following sentence at the end of such definition:
“Notwithstanding the foregoing, for purposes of the calculation of the Fixed Charge Coverage Ratio, EBITDA and Adjusted EBITDA shall expressly exclude all accrued interest with respect to the PREPA Claim that would otherwise be included by Borrowers in the calculation of EBITDA and Adjusted EBITDA for any period.”
(g)The definition of “Write-Down and Conversion Powers” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(h)Mandatory Prepayment with PREPA Claim Proceeds. Section 2.20(b) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety to read as follows:
“(b)    Notwithstanding anything to the contrary set forth in Section 2.8 or Section 2.20(a) above, at all times from and after the Fourth Amendment Effective Date, Borrowers shall promptly (but in no event more than three (3) Business Days following receipt of any PREPA Claim Proceeds) remit to Agent (or cause to be remitted to Agent) all PREPA Claim Proceeds that are at any time received by Credit Parties and, until the date of delivery thereof to Agent, such PREPA Claim Proceeds shall be and shall be deemed to be held in trust exclusively for Agent.”
(i)Reduction in Maximum Revolving Advance Amount. Section 2.25 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““2.25.    Reduction of Maximum Revolving Advance Amount. Borrowing Agent may no more than once during each period of twelve months, on at least three (3) Business Days’ prior written notice received by Agent (which shall promptly advise each Lender thereof) permanently reduce the Maximum Revolving Advance Amount, minimum increments of $10,000,000 to an amount not less than the amount of the then outstanding Advances. The Maximum Revolving Advance Amount shall be automatically (without any notice to Borrowers) permanently reduced by an amount equal to fifty percent (50%) of all PREPA Claim Proceeds that have been remitted to Agent pursuant to Section 2.20(b), provided, however, that such reduction shall not reduce the Maximum Revolving Advance Amount below the sum of (i) Eligible Receivables and (ii) Eligible Unbilled Receivables, in each case as set forth in the Borrowing Base Certificate most recently delivered to Agent at the time of such reduction. All reductions of the Maximum Revolving Advance Amount shall be applied ratably among the Lenders according to their respective Commitment Amounts. For the avoidance of doubt, voluntary prepayments on the unutilized portion of the Maximum Revolving Advance Amount coupled with any permanent reduction of the Maximum Revolving Advance Amount effected pursuant to the immediately preceding sentence will be subject to (x) payment of breakage costs in the case of a prepayment of LIBOR Rate Loans other than on the last day of the relevant Interest Period, and (y) any other provisions contained in this Agreement.”
(j)Amendment of Eligible Equipment Sublimit. The definition of “Eligible Equipment Sublimit” is hereby amended by amending and restating in its entirety the proviso in clause (b) of such definition as follows:
“provided, however, (i) in the event that Borrower sells, transfers or otherwise disposes of any Eligible Equipment included in the calculation of clause (vi) of Section 2.1(a)(y) or any such Eligible Equipment is subject to a casualty event after the Second Amendment Effective Date (any such sale, transfer, disposition or casualty event being referred to as a “Disposition”, and any Eligible Equipment that is the subject of a Disposition being referred to as “Disposed Equipment”), the Eligible Equipment Sublimit shall be thereupon further reduced by an amount equal to the Equipment Advance Rate times the net orderly liquidation value of such Disposed Equipment pursuant to the most recent NOLV Appraisal, except that Dispositions of Disposed Equipment pursuant to one or more Permitted Sale-Leaseback Transactions that occur subsequent to the Fourth Amendment Effective Date shall, in an aggregate amount of up to $5,000,000 in proceeds arising therefrom, not result in any reduction in the Eligible Equipment Sublimit (the “Disposed Equipment Proceeds Carveout”), (ii) in the event that PREPA Claim Proceeds are at any time remitted to Agent pursuant to Section 2.20(b), then the Eligible Equipment Sublimit shall be reduced by an amount equal to fifty percent (50%) of all PREPA Claim Proceeds that have been remitted to Agent (regardless of whether such PREPA Claim Proceeds are applied to repay Advances or are made available to Borrowing Agent in accordance with Section 2.20(b)), and (iii) a reduction in the Eligible Equipment Sublimit as a result of a Disposition in any calendar quarter pursuant to the immediately preceding clause (i) or clause (ii) shall in no event limit or affect the regularly scheduled Quarterly Reduction for any calendar quarter thereafter pursuant to this clause (b).
(k)Elimination of Accordion. Section 2.24 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“2.24    [Reserved]”
(l)Rolling Stock Lien Perfection. Section 4.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“4.13.    Rolling Stock and other Titled Vehicles. Notwithstanding anything to the contrary set forth in Section 4.2 or any other Section of this Agreement which obligates Borrowers to take action that may be necessary to maintain the perfection of Agent’s Liens with respect to all Collateral, solely in the case of rolling stock and other Equipment that is subject to a certificate of title and with respect to which Agent’s Liens therein can only be perfected by notation of Agent’s Liens on the certificate of title issued with respect thereto (“Certificated Collateral”), Borrowers shall deliver to Agent each certificate of title for Certificated Collateral with an individual value in excess of $74,999.99 (the “Minimum Certificated Collateral Value”; which valuation of Certificated Collateral shall be determined at any time based upon the then most recent appraisal received by Agent pursuant to Section 4.7) for notation by Agent of its Lien thereon, together with the following documents, each in form and substance reasonably satisfactory to Agent: (i) a fully-executed, notarized power of attorney authorizing Corporation Service Company (or any other third party agency at any time retained by Agent to perfect Agent’s Liens on Certificated Collateral) to perfect Agent’s Liens, on behalf of Agent, on each certificate of title for Certificated Collateral; (ii) new unencumbered titles for each such item of Certificated Collateral within ten (10) Business Days of receipt by a Loan Party of a new title certificate for such Certificated Collateral, and such Loan Party shall use its commercially reasonably best efforts to obtain and deliver to Agent each such new title certificate within thirty (30) days of purchase; and (iii) solely in the case of titles for each item of Certificated Collateral with a valuation in excess of the Minimum Certificated Collateral Value as of the Fourth Amendment Effective Date, each applicable Loan Party that is the registered title owner of such Certificated Collateral shall use its commercially reasonably best efforts to deliver to Agent, within thirty (30) days after the Fourth Amendment Effective Date (or such later date as shall be approved by Agent in its discretion), each such title certificate issued with respect to such Certificated Collateral. Additionally, each Loan Party acknowledges and agrees that after the occurrence and during the continuance of an Event of Default, upon Agent’s request, Loan Parties shall to deliver to Agent the items described in clauses (i) and (ii) above with respect to all items of Certificated Collateral as shall be required by Agent (including (without limitation) all such

Certificated Collateral with an individual value of less than Minimum Certificated Collateral Value).”
(m)Minimum Adjusted EBITDA Financial Covenant. Section 6.5(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Minimum Adjusted EBITDA. Maintain Adjusted EBITDA for the five (5) months ending May 31, 2022 of not less than $4,700,000; provided, that, the calculation of EBITDA and Adjusted EBITDA for purposes of this financial covenant shall expressly exclude all accrued interest with respect to the PREPA Claim that would otherwise be included by Borrowers in the calculation of EBITDA and Adjusted EBITDA for any period.”
(n)Elimination of Leverage Ratio. Section 6.5(b) of the Credit Agreement is hereby is hereby amended and restated in its entirety to read as follows:
“6.5(b)    [Reserved]”
(o)Minimum Excess Availability. Section 6.5(c) of the Credit Agreement is hereby is hereby amended and restated in its entirety to read as follows:
“(c)    Minimum Excess Availability. Maintain Excess Availability in an amount not less than (a) $7,500,000 at all times during the period from and after the Fourth Amendment Effective Date through and including the earlier to occur of (i) March 31, 2022 and (ii) the date on which Agent shall have received proceeds of Permitted Sale-Leaseback Transactions that occur subsequent to the Fourth Amendment Effective Date in an aggregate amount equal to the Disposed Equipment Proceeds Carveout, and (b) $10,000,000 at all times thereafter; provided, however, that, (i) notwithstanding anything to the contrary contained in Section 10.5 of the Credit Agreement, if Borrowers fail to comply with this covenant on any day, an Event of Default shall not be deemed to have occurred as a result thereof unless Excess Availability remains below the amount required by this Section 6.5(c) for a total of three (3) consecutive Business Days, inclusive of the first day on which such non-compliance occurred, and (ii) during such three (3) Business Day period, consistent with Section 8.2(b) hereof, no Advances shall be made and no Letters of Credit shall be issued to Borrowers, except that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of such Default or Event of Default arising from such non-compliance, and any Advances so made shall not be deemed a waiver of any such Default or Event of Default. The Minimum Excess Availability shall be reduced automatically upon any reduction in Maximum Revolving Advance amount under Section 2.25 in an amount based upon the same percentage by which the Maximum Revolving Advance has been so reduced.”
(p)Fixed Charge Coverage Ratio. Section 6.5(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d)    Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of at least (i) 0.85:1.00 for the six (6) months ending as of June 30, 2022, (ii) 1.10:1.00 for the nine (9) months ending as of September 30, 2022, and (iii) 1.10:1.00 for the four (4) fiscal quarter period ending as of the fiscal quarter ending December 31, 2022 and for each four (4) fiscal quarter period ending as of the last day of each fiscal quarter thereafter.”
(q)Acquisitions, Investments, Dividends and Distributions Prohibited. Notwithstanding anything to the contrary set forth in Section 7.1(a), Section 7.4 and Section 7.7 of the Credit Agreement or any defined terms that are used in such Sections, from and after the Fourth Amendment Effective Date, no Credit Party shall (i) consummate any Permitted Acquisitions, (ii) enter into any Permitted Joint Venture Investments, (iii) consummate any transaction that would otherwise constitute a Permitted Investment pursuant to clause (f) of the definition of Permitted Investments with respect to Unrestricted Subsidiaries or clause (i) thereof, except that, from and after the Fourth Amendment Effective Date, Credit Parties shall be permitted to consummate any transaction that would constitute a Permitted Investment pursuant to clause (f) of the definition of Permitted Investment so long as (A) no Default or Event of Default then exists or will result therefrom and (B) after giving effect to such Permitted Investment in an Unrestricted Subsidiary, pro forma Excess Availability will be no less than 22.5% of the Maximum Available Credit, or (iv) declare, pay or make any dividend or distribution on any Equity Interests of any Borrower that would otherwise constitute Permitted Dividends (other than dividends or distributions payable in its Equity Interests, or split-ups or reclassifications of its Equity Interests).
(r)Restricted Payments. Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“7.17.    Prepayment of Indebtedness; Certain Restricted Payments.
(a)If an Event of Default has occurred and continues, at any time, directly or indirectly, prepay any Indebtedness (other than (i) to Lenders, (ii) to another Credit Party or (iii) Purchase Money Indebtedness or Capitalized Lease Obligations), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower, without the consent of Required Lenders.
(b)Pay or prepay any MasTec Settlement Payment unless on the date of any such payment or prepayment and after giving pro forma effect thereto, (i) no Default or Event of Default has occurred and is then continuing and (ii) Borrower shall have Excess Availability of not less than $20,000,000.”
(s)Bail-In of Affected Financial Institutions. Section 16.22 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“16.18.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary contained in this Agreement, any Other

Document, or any other agreement, arrangement or understanding among Agent, Lenders and the Loan Parties, Agent, each Lender and each Loan Party acknowledges that any liability of any Affected Financial Institution arising under this Agreement or any Other Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder or under any Other Document which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.”
3.Financial Covenant Compliance Waiver. Notwithstanding anything to the contrary set forth in Sections 6.5(b) and 6.5(d) of the Credit Agreement (the “Applicable Covenant Sections”), the Lenders hereby waive compliance by the Credit Parties with the Applicable Covenant Sections for the fiscal quarters ending September 30, 2021 and December 31, 2021, respectively.
4.Representations, Warranties and Covenants. Credit Parties hereby represent, warrant and covenant to Agent and Lenders the following (which shall survive the execution and delivery of this Fourth Amendment), the truth and accuracy of which are a continuing condition of the making of Advances to Borrowers:
(a)This Fourth Amendment and each other agreement or instrument to be executed and delivered by Credit Parties in connection herewith (collectively, together with this Fourth Amendment, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of Credit Parties, and the agreements and obligations of Credit Parties contained herein and therein constitute the legal, valid and binding obligations of Credit Parties, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity;

(b)The execution, delivery and performance of this Fourth Amendment (i) are all within Credit Parties’ corporate or limited liability company powers, as applicable, (ii) are not in contravention of law or the terms of Credit Parties’ certificate or articles of organization or formation, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which Credit Parties are a party or by which Credit Parties or their property are bound and (iii) shall not result in the creation or imposition of any Lien, claim, charge or encumbrance upon any of the Collateral, other than Permitted Encumbrances;
(c)All of the representations and warranties set forth in the Credit Agreement and the Other Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; and
(d)After giving effect to this Fourth Amendment, no Default or Event of Default exists as of the date of this Fourth Amendment.
5.Conditions Precedent. The amendments set forth in Section 2 of this Fourth Amendment and the other agreements set forth in this Fourth Amendment shall not be effective until each of the following conditions precedent are satisfied in a manner satisfactory to Agent:
(a)the receipt by Agent of this Fourth Amendment, duly authorized and executed by Credit Parties, Lenders and Agent, duly authorized and executed by Credit Parties and Agent;
(b)payment by Borrowers to Agent (for the benefit of Agent and Lenders in accordance with separate agreements between Agent and each Lender), of the fees set forth in Fourth Amendment Fee Letter; and
(c)immediately after giving effect to the amendments and agreements set forth herein, there shall exist no Default and no Event of Default.
6.Effect of this Amendment. This Fourth Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. This Fourth Amendment constitutes an Other Document. Except as expressly amended and waived pursuant hereto, no other changes or modifications or waivers to Credit Agreement and the Other Documents are intended or implied, and in all other respects the Credit Agreement and Other Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Credit Agreement or any of the Other Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.
7.Release of Agent and Lenders; Covenant Not to Sue.
(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Credit Parties, on behalf of themselves and their agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasor”), hereby absolutely, unconditionally and irrevocably release and forever discharge Agent or any or all of the Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (Agent and Lenders and all such other parties being hereinafter referred to collectively as the “Lender Releasees” and individually as a “Lender Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Releasor may now or hereafter own, hold, have or claim to have against the Lender Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises from the beginning of the world to the day of execution of this Fourth Amendment, in each case solely for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the Other Documents, as amended and supplemented through the date hereof.
(b)Credit Parties understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provision of such release.
(c)Credit Parties agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.
(d)Credit Parties, on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably covenant and agree with each Releasee that they will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Releasors pursuant to Section 6(a) above. If any Releasor violates the foregoing covenant, such Releasor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Releasee as a result of such violation.
8.Reviewed by Attorneys. Credit Parties represent and warrant that they: (a) understand fully the terms of this Fourth Amendment and the consequences of the execution and delivery hereof, (b) have been afforded an opportunity to have this Fourth Amendment reviewed by, and to discuss the same with, such attorneys and other persons as Credit Parties may wish, and (c) have each entered into this Fourth Amendment of its own free will and accord and without threat, duress or other coercion of any kind by any person. Credit Parties acknowledge and agree that this Fourth Amendment shall not be construed more favorably in favor of Borrowers, on the one hand, or Agent and Secured Parties, on the other hand, based upon which party drafted the same, it being acknowledged that Agent and Secured Parties and Credit Parties contributed substantially to the negotiation and preparation of this Fourth Amendment.
9.Further Assurances. Credit Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Fourth Amendment.
10.Governing Law. The rights and obligations hereunder of each of the parties hereto shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.
11.Binding Effect. This Fourth Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12.Counterparts. This Fourth Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Fourth Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Fourth Amendment by telecopier shall have the same force and effect as delivery of an original executed counterpart of this Fourth Amendment. Any party delivering an executed counterpart of this Fourth Amendment by telecopier also shall deliver an original executed counterpart of this Fourth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fourth Amendment as to such party or any other party.
[SIGNATURE PAGES FOLLOW]

MAMMOTH ENERGY SERVICES, INC.
MAMMOTH ENERGY PARTNERS LLC
REDBACK ENERGY SERVICES LLC
REDBACK COIL TUBING LLC
REDBACK PUMPDOWN SERVICES LLC
MUSKIE PROPPANT LLC
PANTHER DRILLING SYSTEMS LLC
BISON DRILLING AND FIELD SERVICES LLC
BISON TRUCKING LLC
ANACONDA RENTALS LLC
GREAT WHITE SAND TIGER LODGING LTD.
STINGRAY PRESSURE PUMPING LLC
SILVERBACK ENERGY LLC
MAMMOTH ENERGY INC.
BARRACUDA LOGISTICS LLC
WTL OIL, LLC
MR. INSPECTIONS LLC
SAND TIGER HOLDINGS INC.
MAMMOTH EQUIPMENT LEASING LLC
COBRA ACQUISITIONS LLC
LION POWER SERVICES LLC

By:    /s/ Mark Layton
Name:    Mark Layton
Title:    Chief Financial Officer

[Signature Page to Third Amendment– Mammoth]

[Signatures Continued from Previous Page]
PIRANHA PROPPANT LLC
MAKO ACQUISITIONS LLC
HIGHER POWER ELECTRICAL, LLC
STURGEON ACQUISITIONS LLC
TAYLOR FRAC, LLC
TAYLOR REAL ESTATE INVESTMENTS, LLC
SOUTH RIVER ROAD, LLC
STINGRAY ENERGY SERVICES LLC
STINGRAY CEMENTING LLC
5 STAR ELECTRIC, LLC
DIRE WOLF ENERGY SERVICES LLC
MAMMOTH EQUIPMENT LEASING II LLC
BISON SAND LOGISTICS LLC
TIGER SHARK LOGISTICS LLC
WOLVERINE SAND LLC
ANACONDA MANUFACTURING LLC
BLACK MAMBA ENERGY LLC
STINGRAY CEMENTING AND ACIDIZING LLC
AQUAHAWK ENERGY LLC
AQUAWOLF LLC
IVORY FREIGHT SOLUTIONS LLC
ORCA ENERGY SERVICES LLC
SEAWOLF ENERGY SERVICES LLC
SILVERBACK LOGISTICS LLC
IFX TRANSPORT LLC
PYTHON EQUIPMENT LLC
FALCON FIBER SOLUTIONS LLC
PREDATOR AVIATION LLC

By:    /s/ Mark Layton
Name:    Mark Layton
Title:    Chief Financial Officer

[Signature Page to Fourth Amendment– Mammoth]

[Signatures Continued from Previous Page]
Acknowledged and Agreed:

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent
By: /s/ Ron Zeiber Name: Ron Zeiber Title: Senior Vice President Commitment Percentage: 54.054054% Commitment Amount: $64,864,864.86

BARCLAYS BANK PLC, as a Lender
By: /s/ Sydney G. Dennis Name: Sydney G. Dennis Title: Director Commitment Percentage: 18.918919% Commitment Amount: $22,702,702.70 CREDIT SUISSE AG, Cayman Islands Branch, as a Lender
By:    /s/ Ranjit Lakhanpal
Name:    Ranjit Lakhanpal
Title:    Authorized Signatory
By:    /s/ Lawrence Park
Name:    Lawrence Park
Title:    Authorized Signatory
Commitment Percentage: 13.513514%
Commitment Amount: $16,216,216.22

[Signatures Continued on Next Page]
[Signature Page to Fourth Amendment– Mammoth]

[Signatures Continued from Previous Page]

Acknowledged and Agreed:

UMB BANK, N.A., as a Lender
By: /s/ Thomas J. Zeigler Name: Thomas J. Zeigler Title: Senior Vice President Commitment Percentage: 13.513514% Commitment Amount: $16,216,216.22

[Signature Page to Fourth Amendment– Mammoth]